EXHIBIT99.1

79 Elm Street ● Hartford, CT 06106-5127	www.ct.gov/deep	Affirmative Action/Equal Opportunity Employer

STATE OF CONNECTICUT	:
:
V.	:
:
ASNAT REALTY, LLC,	:	AOWSPCB 13-001
EVERGREEN POWER, LLC,	:
URI KAUFMAN,	:
IRA SCHWARTZ,	:
MEHBOOB H. SHAH,	:
QUINNIPIAC ENERGY, LLC	:
GRANT MACKAY COMPANY INC.,	:
d/b/a GRANT MACKAY DEMOLITION	:
COMPANY, AND	:
THE UNITED ILLUMINATING	:
COMPANY	:

ADMINISTRATIVE ORDER

A.      The Commissioner of Energy and Environmental Protection (“the Commissioner”) finds:

RESPONDENTS

1.
Respondent United Illuminating Company (“UI”) is a regional electric distribution company, established in New Haven, Connecticut in 1899, currently engaged in the purchase, transmission, distribution and sale of electricity and related services to residential, commercial and industrial customers.

2.	UI has a business address of 181 Marsh Hill Road, Orange, Connecticut.

3.
From 1914 until December of 2000, UI owned property located at 510 Grand Avenue in New Haven, Connecticut, (the “Site”), described in a deed which is recorded at pages 195-98 of volume 7817 of the City of New Haven land records.

4.	The Site is referred to and known as “English Station.”

5.
Respondent Quinnipiac Energy, LLC, (“Quinnipiac Energy”) is a limited liability corporation organized under the laws of the State of Delaware with a business address of 1013 Centre Road, Wilmington, Delaware, 19805.

6.	On or about August 16, 2000, UI transferred the property to Respondent Quinnipiac Energy as described in a deed which is recorded at page 72 of Volume 5716 of the City of New Haven land records.

7.	At some point prior to December 9, 2006, the Site was divided into two parcels, Parcel A and Parcel B.

Date Issued April 8, 2013

8.	Parcel A is on the northern portion of the site along Grand Avenue and includes a warehouse building known as Station B.

9.	Parcel B is on the southern portion of the Site and includes the former power generation building known as the Plant.

10.	Respondent ASNAT Realty, LLC (“ASNAT”) is a limited liability corporation organized under the laws of the State of Delaware with a business address of 220- 46 73ra Avenue, Bayside, New York, 11364.1

11.
Respondent Evergreen Power, LLC (“Evergreen”) is a limited liability corporation organized under the laws of Delaware with a business address of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19805.1

12.
Respondent Uri Kaufmann, (“Kaufman”), is a managing member of Respondent ASNAT and Respondent Evergreen and is responsible for the day to day activities of Respondents ASNAT and Evergreen including, but not limited to, any decision regarding environmental conditions and demolition activities on the Site, and who, with respect to the Site, (i) has had general and active supervision of the affairs of Respondents ASNAT and Evergreen, (ii) has actively participated in the running of Respondents ASNAT and Evergreen, (iii) has been in a position of responsibility which allows him to influence the company policies and/or activities and the day-to-day operations of Respondents ASNAT and Evergreen, (iv) has had control over the day-to-day operations of Respondents ASNAT and Evergreen, including their compliance with environmental statutes, regulations, and permits, and (v) has the authority to influence, and did so influence, the actions of Respondents ASNAT and Evergreen.

13.
Respondent Ira Schwartz, (“Schwartz”), is a managing member of Respondent ASNAT and Respondent Evergreen and is responsible for the day to day activities of Respondents ASNAT and Evergreen including, but not limited to, any decision regarding environmental conditions and demolition activities on both the Site, and who, with respect to the Site, (i) has had general and active supervision of the affairs of Respondents ASNAT and Evergreen, (ii) has actively participated in the running of Respondents ASNAT and Evergreen, (iii) has been in a position of responsibility which allows him to influence the company policies and/or activities and the day-to-day operations of Respondents ASNAT and Evergreen, (iv) has had control over the day-to-day operations of Respondents ASNAT and Evergreen, including their compliance with environmental statutes, regulations, and permits, and (v) has the authority to influence, and did so influence, the actions of Respondents ASNAT and Evergreen.

1 On February 17, 2012, the Commissioner of the Department of Energy and Environmental Protection issued a Cease and Desist Order No. CDOWSUST 12-001 to Asnat Realty, LLC, Evergreen Power, LLC, Jacqueline Cohen, Grant Mackay Demolition Company, Grant MacKay Company d/b/a Grant Mackay Demolition Company and Joseph Vendetti. On October 4, 2012 the Hearing Officer issued a final decision on the Cease and Desist Order making it a final order of the Commissioner of Department of Energy and Environmental Protection. In addition to making the findings of the Cease and Desist Order final, the Hearing Officer also substituted Mehboob Shah for Jacqueline Cohen as a responsible party.

14.
Respondent Mehboob Shah (“Bobby Shah” or “Shah”) is the manager responsible for the day to day activities of Respondent ASNAT and Respondent Evergreen at the Site, including, but not limited to, any decision regarding demolition activities on the Site, who, with respect to the Site, (i) has had general and active supervision of the affairs of Respondents ASNAT and Evergreen, (ii) has actively participated in the running of Respondents ASNAT and Evergreen, (iii) has been in a position of responsibility which allows him to influence the company policies and/or activities and the day-to-day operations of Respondents ASNAT and Evergreen, (iv) has had control over the day-to-day operations of Respondents ASNAT and Evergreen, including their compliance with environmental statutes, regulations, and permits, and (v) has the authority to influence, and did so influence, the actions of Respondents ASNAT and Evergreen. 1

15.	Respondent Kaufman and Respondent Schwartz employed Respondent Shah as property manager and directed his activities on the Site.

16.
On May 5, 2005, Respondent Quinnipiac Energy entered into a lease agreement with Respondent Evergreen wherein Quinnipiac Energy agreed to lease Parcel A to Respondent Evergreen for a term of ninety-eight (98) years. The lease was recorded in Volume 7254, page 34 of the City of New Haven Land Records.

17.
On December 9, 2006, Respondent Quinnipiac Energy transferred Parcel A to Respondent Evergreen, as described in a deed which is recorded at pages 14-17 of volume 7814 of the City of New Haven land records.

18.
Respondent Evergreen owns the property located at 510 Grand Avenue in New Haven, Connecticut, as described in a deed which is recorded at pages 14-17 of volume 7814 of the City of New Haven land records, known as Parcel A.

19.
On December 13, 2006, Respondent Quinnipiac Energy transferred Parcel B to Respondent ASNAT, as described in a deed which is recorded at pages 195-98 of volume 7817 of the City of New Haven land records.

20.
Respondent ASNAT owns the property located at 510 Grand Avenue in New Haven, Connecticut, as described in a deed which is recorded at pages 195-98 of volume 7817 of the City of New Haven land records, known as Parcel B.

21.	Respondent Grant MacKay Company, d/b/a Grant MacKay Demolition Company, (“Grant MacKay”), is a demolition company with a business address of 1106 Legacy View Street, Salt Lake City, Utah 04104.

22.	Respondent Grant MacKay is registered to do business in the State of Connecticut.

23.	Respondent Grant MacKay is the authorized agent of Respondent ASNAT and Respondent Evergreen for the purpose of obtaining demolition permits for the Site from the City of New Haven, Connecticut.

SITE HISTORY AND CONDITIONS

24.	Groundwater below and near the Site is classified as a GB groundwater area.

25.	The surface water of the adjacent Mill River is classified as SD/SB.

26.	From 1929 through 1992 Respondent UI operated an electrical power plant (“the Plant”) at the Site.

27.
The Plant was constructed on a man-made island in the middle of the Mill River located south of Grand Avenue in New Haven, CT. The island is constructed of historically placed fill and comprised of ash, dredge spoils, and other miscellaneous debris.

28.	In 1992 the Plant was placed on deactivated status.

29.	Respondent UI’s activities on the Site involved the use and storage of equipment and oil, both containing Polychlorinated biphenyls, (“PCBs”).

30.
PCBs are a class of human-made chemicals whose manufacture, along with many of its uses, was banned by the United States Environmental Protection Agency, (“EPA”), in 1979. PCBs have been shown to cause cancer in animals. PCBs have been shown to cause other non-cancer health effects in animals and humans including, but not limited to, effects on the immune system, reproductive system, endocrine system, and nervous system. Studies in humans provide supportive evidence for the potential impact of PCBs on humans.

31.
Respondent UI’s activities on the Site also involved the use and/or management of other equipment and/or materials that contained various pollutants including but not limited to metals, volatile organic compounds (VOCs), semivolatile organic compounds (SVOCs), and total petroleum hydrocarbons (TPH).

32.
In May 1998, GEI Consultants, Inc. (“GEI”), an environmental consulting firm, prepared a Phase I Environmental Site Assessment report on behalf of Respondent UI to evaluate the environmental history of the Site and recommend additional investigations at the Site.

33.
Respondent UI operated six (6) PCB transformers, (“PCB Transformers”), seventy (70) large high voltage capacitors, and eight (8) pieces of PCB contaminated electrical equipment including additional transformers and circuit breakers.

34.	Respondent UI also operated two (2) PCB storage areas at the Site.

35.
One of the storage areas, commonly referred to as Annex III, was located in Station B and was used for the storage of PCBs and PCB waste, including but not limited to transformer oil and PCB equipment and other solids.

36.	The second storage area was also located in Station B and was used as a temporary PCB storage area.

37.	The temporary PCB storage area lacked a continuous berm as required by 40 Code of Federal Regulations (“CFR”) 761.65.

38.	Respondent UI employees routinely sprayed waste oil, including waste transformer oil contaminated with PCBs, on coal piles, transit areas, and handling areas of the Site for dust control.

39.	Between 1975 and 1997, Respondent UI filed a number of spill reports with the Commissioner.

40.	Several of these spill reports indicate oily sheens discharging to the adjacent Mill River from the Site.

41.
On or about December 8, 1997, while excavating on the Site, Respondent UI employees discovered an oily material on the groundwater table at the Site, which later broke out through a rotted bulkhead and spilled into the Mill River.

42.	Analysis of the oily material indicated the presence of PCBs at levels near 350 parts per million (“ppm”).

43.
Connecticut’s Remediation Standard Regulations (“RSRs”) apply to any action taken to remediate polluted soil or other environmental media, surface water or a groundwater plume at or emanating from a release area which action is required pursuant to Chapter 445 or 446k of the General Statutes. See Regulations of Connecticut State Agencies, §§22a-133k-1 through 22a- 133k-3.

44.
The RSRs contain specific cleanup criteria for pollutants in various environmental media located in Appendix A through Appendix G of the RSRs. The RSRs also provide for the opportunity to request the approval of criteria for other pollutants not contained in these appendices. Specifically included in the listed criteria for PCBs in soil is GB Mobility of 0.5 ppb and Residential Direct Exposure criteria of 1.0 ppm.

45.	In December of 1997, Respondent UI installed groundwater monitoring and recovery wells on the Site.

46.	In December of 1997 PCB levels in excess of the applicable RSRs were detected in at least two monitoring wells on the Site.

47.
In March 1998, Respondent UI submitted a Subsurface Investigation and Remediation Plan to the Commissioner, (the “UI March 1998 Report”). This report documented the visual presence of non aqueous phase liquids (NAPL) on the groundwater water and up to 350 ppm PCBs on oil soaked booms located adjacent to the site in the Mill River.

48.	The May 1998 Phase I GEI Report documented UI’s history of oil and PCB spills onto the soil, groundwater and surface water which had occurred on the Site since at least 1975.

49.	In July 1998, GEI prepared a report on behalf of UI assessing soil and groundwater quality at the Site (the “July 1998 GEI Report”)

50.	The July 1998 GEI Report documented the presence of PCBs and other hazardous contaminants at levels exceeding the applicable RSRs in the soil at the Site.

51.	The July 1998 GEI Report also documented the presence of PCBs and other hazardous contaminants in building concrete and sediment at the Site.

52.
In August 1998, UI submitted a Subsurface Investigation and Remedial Plan Report, (the “August 1998 Report”), to the Commissioner documenting PCB contamination in soil and groundwater at the Site at levels exceeding the applicable RSRs.

53.
In May 2000, GEI prepared a Supplemental Field Investigation Report on behalf of UI to further delineate the scope of the PCB contamination at the Site prior to the preparation of a Remedial Action Plan (the “May 2000 GEI report”).

54.
Reports documenting site investigation activities identify that the soil and groundwater at the Site are polluted with substances including but not limited to PCBs, semivolatile organic compounds (SVOCs), total petroleum hydrocarbons (TPH), and metals, all at concentrations exceeding the standards established by the Regulations of Connecticut State Agencies §22a-133k-1 through 22a-133k-3, including the Remediation Standard Regulations (RSRs).

55.
In May 2000, GEI prepared a Draft Remedial Action Plan (RAP), (the “May 2000 RAP”), on behalf of Respondent UI, summarizing the contamination on the Site and recommending remedial actions based upon the history of spills, GEI investigations, and information and investigations conducted by others.

56.	The May 2000 RAP documented the presence of PCBs and other hazardous contaminants in the soil at the Site at levels exceeding the RSRs.

57.
In 2002, Advanced Environmental Interface, Inc., (“AEI”), an environmental consulting firm, prepared a Site-Wide PCB Characterization and Cleanup Plan for the Site on behalf of Respondent Quinnipiac Energy (the “2002 AEI Report”).

58.	By March of 2005, AEI reported that contamination at the Site was much more widespread than reported in the 2002 AEI Report.

59.
On or about March 1, 2005, Respondent Quinnipiac Energy submitted a Significant Environmental Hazard Report (“SEH Report”) to the Commissioner reporting that PCBs, at concentrations greater than thirty (30) times the industrial/commercial direct exposure criteria established by the RSRs, were present in surface soils at the Site, posing a potential risk to human health through contact and exposure as required by Connecticut General Statute (“CGS”) Sec. 22a-6u.

60.
On or about March 21,2005, pursuant to the SEH Report, the Commissioner required Respondent Quinnipiac Energy to immediately post warning signs at the areas identified in the SEH Report and inform all persons with potential for soil contact of the hazard condition in those areas.

61.
On or about March 21, 2005, pursuant to the SEH Report, the Commissioner required Respondent Quinnipiac Energy to immediately post warning signs on the Site to warn individuals of the PCB hazard and advise them to avoid contact with the contaminated soil.

62.	On or before May 16, 2005, Respondent Kaufman and Respondent Schwartz became involved in the management of the environmental conditions at the Site.

63.
On or before May 16, 2005, Respondent Kaufman and Respondent Schwartz retained GeoQuest, an environmental consulting firm, and Marc Casslar, GeoQuest’s licensed environmental professional, to consult with them regarding environmental conditions at the Site.

64.
By July 11, 2005 and continuing thereafter, GeoQuest, on behalf of Respondent Kaufman and Respondent Schwartz, reviewed and obtained copies of AEI documents regarding the environmental conditions of the Site.

65.
By September of 2005 and continuing thereafter, Respondent Kaufman requested that he be included in any communications between AEI and Respondent Quinnipiac Energy regarding the environmental conditions of and decisions regarding environmental investigation and remediation at the Site.

66.
By September of 2005 and continuing thereafter, Respondent Kaufman participated in discussions with AEI and Respondent Quinnipiac Energy regarding environmental investigation and remediation options and costs at the Site.

67.
By December 14, 2006 and continuing thereafter, Respondent Kaufman and Respondent Schwartz sought environmental remediation information from AEI and made decisions related to environmental conditions on the Site.

68.	From at least December, 2006 Respondent Evergreen, Respondent ASNAT, Respondent Kaufman and Respondent Schwartz controlled the day to day operations at the Site.

69.	By December 27, 2006 and continuing thereafter, Respondent Kaufman and Respondent Schwartz instructed AEI as to how to proceed with environmental investigation and remediation at the Site.

70.
On or about May 22, 2007, the United States Environmental Protection Agency, Region 1, (“EPA Region 1”) conditionally approved a PCB cleanup plan for Parcel A of the Site proposed by Respondent Quinnipiac Energy, (the “Parcel A PCB Cleanup Plan”).

71.	Neither Respondent Quinnipiac Energy, Respondent Evergreen, Respondent ASNAT, Respondent Kaufman, nor Respondent Schwartz complied with the conditions in the EPA Region 1 conditional approval letter.

72.
On June 20, 2007, Respondent Kaufman was informed by Denning Powell of AEI, via an email message, that Respondent Kaufman had dug a trench through an area on the Site which was contaminated with PCBs and that such trench needed to be rerouted.

73.
On or about July 20, 2007, AEI informed Respondent Shah that PCB transformers on the Site must be inspected quarterly and that PCB warning signs must be posted on any areas of the Site where there is the potential for PCB exposure.

74.
By November 23, 2007 and continuing thereafter, despite the lack of compliance with the environmental statutes and regulations related to investigation and remediation of the conditions at the Site and without approval from the Commissioner, Respondent Kaufman and Respondent Schwartz allowed work to be conducted on the Site that disturbed the hazardous conditions at the Site and further created a source of pollution to the waters of the state.

75.	Respondent Kaufman was aware of the significant environmental hazard conditions at the Site and the need to comply with applicable state and federal laws.

76.
On or about May 19, 2008, Respondent Quinnipiac, Respondent Evergreen, Respondent ASNAT, Respondent Kaufman and Respondent Schwartz were made aware that the PCB contamination on Parcel A of the Site was even more widespread than was originally reported and sample results documented the presence of PCBs at tens of thousands of times the regulatory limits.

77.	From at least December 13, 2010, Respondent Shah was aware of the extent and degree of PCB contamination at the Site, specifically from transformer oil located on the Site.

78.
On January 19, 2011, Respondent Shah contracted with United Industrial Services, a division of United Oil Recovery, Inc., (“United”), to remove and dispose of approximately 4,300 gallons of transformer oil from the Site, (“Waste Transformer Oil”).

79.	On January 17, 2011, Respondent Shah certified, via a Waste Stream Profile Sheet, that the Waste Transformer Oil contained less than two (2) ppm PCBs.

80.	On January 19, 2011, a project manager for Respondent ASNAT, certified, via a nonhazardous waste manifest, that the Waste Transformer Oil contained less than forty-nine (49) ppm PCBs.

81.
On or about January 20, 2011, United sampled the Waste Transformer Oil prior to off-loading it for disposal and discovered that the Waste Transformer Oil contained in excess of one hundred thousand (100,000) ppm PCBs.

82.	To date, the five (5) PCB Transformers, which contained PCB transformer oil, remain at the Site in the Plant on Parcel B.

83.
On or about June 27, 2011, Respondent Evergreen and Respondent ASNAT entered into a contract with Respondent Grant MacKay agreeing to allow Respondent Grant MacKay access to the Site to demolish the Plant and salvage all metal, equipment and/or other items of value.

84.
Respondent Kaufman and Respondent Schwartz allowed Respondent Grant MacKay, together with its employees, agents, representatives and/or contractors, to access the Site and begin demolition work without securing the SEH areas identified in the SEH Report and any other areas or equipment contaminated with PCBs.

85.
Since at least June 27, 2011, Respondent Grant MacKay has had access to the Site and has engaged in activities that have disturbed the environmental condition at the Site including but not limited to dismantling activities and metal removal which caused PCB and other pollution to spread throughout the Site and potentially offsite.

86.	On November 10, 2011, Respondent Grant MacKay, as the authorized agent for Respondent ASNAT, signed and filed an Application to Demolish with the City of New Haven, Connecticut.

87.	On November 10, 2011, Respondent Grant MacKay, as the authorized agent for Respondent Evergreen, signed and filed an Application to Demolish with the City of New Haven, Connecticut.

88.	Respondent Grant MacKay failed to ensure that the environmental contamination at the Site was contained and not spread or worsened by its activities at the Site.

89.
On February 8, 2012, the Commissioner of the Department of Energy and Environmental Protection issued Cease and Desist Order No. CDOWSUST 12-001 (Cease and Desist Order) to ASNAT Realty, LLC, Evergreen Power, LLC, Jacqueline Cohen, Grant Mackay Demolition Company, Grant MacKay Company d/b/a Grant Mackay Demolition Company and Joseph Vendetti.

90.
On October 4, 2012 the Hearing Officer issued a final decision on the Cease and Desist Order making it a final order of the Commissioner of Department of Energy and Environmental Protection. In addition to making the findings of the Cease and Desist Order final, the Hearing Officer also substituted Mehboob Shah as a responsible party for Jacqueline Cohen. (The Cease and Desist Order and Final Decision by the Hearing Officer are attached as Exhibit A of this Administrative Order).

91.
Pursuant to the terms of the final Cease and Desist Order, the Respondents ASNAT Realty, LLC, Evergreen Power, LLC and Mehboob Shah are required to secure the Site and the buildings on the Site and ensure that (1) no activity of any kind takes place on the Site, other than activities necessary for the investigation, removal, and proper disposal of contaminants and remediation of the Site and (ii) no person, other than a person associated with the investigation and remediation activities required under the Cease and Desist Order, emergency response personnel, other public officials or government agents, enters the buildings located on the Site.

CONNECTICUT’S PROPERTY TRANSFER ACT

92.	Based on the Site’s status as a large quantity hazardous waste generator, it is an “establishment” pursuant to Connecticut’s Property Transfer Act, Conn. Gen. Stat. §§ 22a- 134 et seq.

93.
Pursuant to the terms of the transfer from Respondent UI to Respondent Quinnipiac Energy, Respondent UI established an escrow account to be used to reimburse Respondent Quinnipiac Energy for certain expenses incurred by Respondent Quinnipiac Energy as it undertook certain environmental investigation and remediation activities at the Site.

94.
On or about August 22, 2000, Respondent Quinnipiac Energy executed and submitted to the Commissioner a “Form III” as the “certifying party,” as those terms are defined in Connecticut’s Property Transfer Act, Conn. Gen. Stat §§ 22a-134 et seq.

95.
On October 20, 2000, the Commissioner notified Respondent Quinnipiac Energy via certified mail that investigation of the Site could be verified by a Licensed Environmental Professional (“LEP”) pursuant to Conn. Gen. Stat. §22a-134a(h) and that Respondent Quinnipiac Energy would be responsible for completing the investigation of the parcel within two (2) years of October 20, 2000.

96.	On October 21,2002 the Commissioner approved a revised schedule extending the deadline for completing the investigation of the Site to October 20, 2003.

97.	On March 12, 2004, the Commissioner again approved a revised schedule extending the deadline for completing the investigation of the Site to October 20, 2004.

98.	To date, the Commissioner has not received a report documenting the completed investigation at the Site.

99.	On December 9, 2006, Respondent Quinnipiac Energy transferred Parcel A to Respondent Evergreen, and on December 13, 2006, Respondent Quinnipiac Energy transferred Parcel B to Respondent ASNAT.

100.
Conn. Gen. Stat. §22a-134a(c) requires the transferor of an “establishment”, as that term is defined in Conn. Gen. Stat. §22a-134, to file the appropriate form with the Commissioner no later than ten (10) days after the transfer.

101.
Respondent Quinnipiac Energy, Respondent Evergreen and Respondent ASNAT were required to comply with Conn. Gen. Stat. § 22a-134a in connection with the December 2006 property transfers related to the Site.

102.
Neither Respondent Quinnipiac Energy nor Respondent Evergreen filed with the Commissioner a transfer act filing, as required by Conn. Gen. Stat. § 22a- 134a, regarding the transfer of Parcel A of the Site.

103.
Neither Respondent Quinnipiac Energy nor Respondent ASNAT filed with the Commissioner a transfer act filing, as required by Conn. Gen. Star. § 22a- 134a, regarding the transfer of Parcel B of the Site.

104.
Section 22a-134a(j) of the General Statutes provides that the “Commissioner may issue an order to any person who fails to comply with any provision of sections 22a-134 to 22a-134e, inclusive, including, but not limited to, any person who fails to file a form.., or to any person who fails to carry out any activities to which that person agreed in a Form III...If no form is filed...the Commissioner may issue an order to the transferor, the transferee, or both, requiring a filing.”

105.	By virtue of the above, Respondents Quinnipiac Energy, Evergreen and ASNAT have each violated Connecticut's Property Transfer Act, Conn. Gen. Stat. §§ 22a- 134 et seq.

ESTABLISHING A FACILITY, CREATING A CONDITION, AND/OR MAINTAINING A FACILITY OR CONDITION WHICH CAN REASONABLY BE EXPECTED TO CREATE A SORUCE OF POLLUTION TO THE WATERS OF STATE

106.
By virtue of the above, Respondent UI: has established a facility or created a condition and/or is maintaining a facility or condition which reasonably can be expected to create a source of pollution to the waters of the State; has maintained a discharge of waste in violation of Conn. Gen. Stat. §22a-427; has initiated, created, originated or maintained an unpermitted discharge in violation of Conn. Gen. Stat. §22a-430; and/or has disposed of PCBs or PCB-containing items, products or materials in violation of Conn. Gen. Stat. §22a- 467.

107.
By virtue of the above, from at least December 14, 2006 to present, Respondents Evergreen and ASNAT: have established a facility or created a condition and/or are maintaining a facility or condition which reasonably can be expected to create a source of pollution to the waters of the State; have maintained a discharge of wastes in violation of Conn. Gen. Stat. §22a-427; have initiated, created, originated or maintained an unpermitted discharge in violation of Conn. Gen. Stat. §22a-430; and/or have disposed of PCBs or PCB containing items, products or materials in violation of Conn. Gen. Stat. §22a- 467.

108.
By virtue of the above, from at least December 14, 2006 to present, Respondents Kaufman, Schwartz and Shah are personally liable for the violations of Respondents Evergreen and Asnat as described in this order.

109.
By virtue of the above, Respondent Grant MacKay has created a condition and/or is maintaining a facility or condition which reasonably can be expected to create a source of pollution to the waters of the State.

110.
Proper disposal of PCBs and the prevention of pollution are within the jurisdiction of the Commissioner under the provisions of Chapters 439, 445 and 446k of the Connecticut General Statutes, including but not limited to, §§ 22a-5, 22a-6, 22a-432, 22a-465, 22a-467, 22a-430, and 22a-427.

B. The Commissioner, acting under §22a-6, §22a-134, §22a-134a, §22a-134e, §22a-424, §22a-425, §22a-430, §22a-431, §22a-432, §22a-433, §22a-449, §22a-465, 22a-467 of the Connecticut General Statutes, orders Respondents as follows:

1.
a.         On or before thirty (30) days from the issuance of this order, Respondents shall retain one or more Licensed Environmental Professional(s) (LEP(s)) acceptable to the Commissioner to prepare the documents and implement or oversee the actions required by this order and shall, by that date, notify the Commissioner in writing of the identity of such LEP(s). Respondents shall retain one or more LEP(s) acceptable to the Commissioner until this order is fully complied with, and, within ten (10) days after retaining any LEP(s) other than the one(s) originally identified under this paragraph, Respondents shall notify the Commissioner in writing of the identity of such other LEP(s). Respondents shall submit to the Commissioner a description of a LEP’s education, experience and training which is relevant to the work required by this order within ten (10) days after a request for such a description. Nothing in this paragraph shall preclude the Commissioner from finding a previously acceptable LEP unacceptable.

b.        On or before thirty (30) days from the issuance of this order, pursuant to Sections 22a-134 to 22a-134e, inclusive, of the Connecticut General Statutes and this order, Respondents Quinnipiac Energy and ASNAT shall prepare and sign a Form III, including an Environmental Condition Assessment Form, and submit a copy of such forms to the Commissioner together with the initial filing fee in the amount of three thousand dollars ($3,000.00) for the transfer of an establishment (Parcel B &the Site), as those terms are defined by Section 22a-134 of the General Statutes.

c.         On or before thirty (30) days from the issuance of this order, pursuant to Sections 22a-134 to 22a-134e, inclusive, of the Connecticut General Statutes and this order, Respondents Quinnipiac Energy and Evergreen shall prepare and sign a Form III, including an Environmental Condition Assessment Form, and submit a copy of such forms to the Commissioner, together with the initial filing fee in the amount of three thousand dollars ($3,000.00) for the transfer of an establishment (Parcel A of the Site), as those terms are defined by Section 22a-134 of the General Statutes.

d.         On or before thirty (30) days from the issuance of this order, Respondent Quinnipiac Energy shall submit to the Commissioner a detailed summary of all investigation activities completed to date.

e.         The Respondents Kaufman and Schwartz shall maintain sufficient security measures at the Site in order to (i) ensure that no activity of any kind takes place on the Site, other than activities necessary for the investigation, removal, and proper disposal of contaminants and remediation of the Site and (ii) ensure that no person, other than a person associated with the investigation and remediation activities required under this order, emergency response personnel, other public officials or government agents, enters the Site and/or the buildings located on the Site.

f.          In the event that at some point in time the Cease and Desist Order is no longer in full force and effect, the Respondents ASNAT, Evergreen and Shah shall maintain sufficient security measures at the Site in order to (i) ensure that no activity of any kind takes place on the Site, other than activities necessary for the investigation, removal, and proper disposal of contaminants and remediation of the Site and (ii) ensure that no person, other than a person associated with the investigation and remediation activities required under this order, emergency response personnel, other public officials or government agents, enters the Site and/or the buildings located on the Site.

g.         On or before sixty days from the issuance of this order, Respondents shall submit for the Commissioner’s review and written approval a scope of study for an investigation of the activities and conditions described above in paragraphs A.1. through A.109. of this order, and the potential impact of such activities and conditions on human health and the environment both on-site and off-site, including but not limited to the existing and potential extent and degree of soil, ground water, surface water, and sediment, as well as building material contamination. Such scope of study shall include at least the proposed location and depths of ground water monitoring wells and soil and surface water sampling, a proposed sampling and analytical program including at least the parameters to be tested, proposed sampling and analytical methods, and quality assurance and quality control procedures, and a schedule for conducting the investigation.

h.         If the investigation carried out under an approved scope of study does not fully characterize the extent and degree of soil, groundwater, surface water and sediment pollution as well as building material contamination to the satisfaction of the Commissioner, additional investigation shall be performed in accordance with a supplemental plan and schedule approved in writing by the Commissioner. Unless otherwise specified in writing by the Commissioner, the supplemental plan and schedule shall be submitted for the Commissioner’s review and written approval on or before thirty days after notice from the Commissioner that they are required.

i.           Respondents shall perform the investigation and other actions specified in the approved scope of study and in any approved supplemental plans in accordance with the approved schedule. Respondents shall notify the Commissioner of the date and time of installation of monitoring wells and of each soil and water sampling event at least five full business days prior to such installation or sampling.

j.          Except as may be provided in the investigation schedule approved by the Commissioner, on or before thirty days after the approved date for completion of the investigation, Respondents shall submit for the Commissioner’s review and written approval a comprehensive and thorough report which describes in detail the investigation performed; identifies the type, quantity and location of all wastes on site; defines the existing and potential extent and degree of soil, ground water, surface water and sediment pollution as well as building material contamination which is on, is emanating from or has emanated from the Site; and evaluates the alternatives for remedial actions to abate such pollution, including but not limited to any alternative specified by the Commissioner; states in detail the most expeditious schedule for performing each alternative, and lists all permits and approvals required for each alternative, including but not limited to any permits required under sections 22a-32, 22a-42a, 22a-342, 22a-361, 22a-368, 22a-430 or 22a-467 of the Connecticut General Statutes; proposes a preferred alternative with supporting justification therefore; and proposes a detailed program and schedule to perform the preferred remedial actions, including but not limited to a schedule for applying for and obtaining all permits and approvals required for such remedial actions. Such report shall also include but not be limited to a soil, ground water, surface water and sediment monitoring program to determine the degree to which the approved remedial actions have been effective, and a schedule for performing the approved monitoring program.

k.         Unless another deadline is specified in writing by the Commissioner, on or before thirty days after approval of the report described in the preceding paragraph, Respondents shall submit for the Commissioner’s review and written approval contract plans and specifications for the approved remedial actions, a revised list of all permits and approvals required for such actions, and a revised schedule for applying for and obtaining such permits and approvals. Respondents shall use best efforts to obtain all required permits and approvals.

l.          Respondents shall perform the approved remedial actions in accordance with the approved schedule. Within fifteen days after completing such actions, the Respondents shall certify to the Commissioner in writing that the actions have been completed as approved.

m.        Respondents shall perform the approved monitoring program to determine the effectiveness of the remedial actions in accordance with the approved schedule. If the approved remedial actions do not result in the prevention and abatement of soil, surface water and ground water pollution to the satisfaction of the Commissioner, additional remedial actions and measures for monitoring and reporting on the effectiveness of those actions shall be performed in accordance with a supplemental plan and schedule approved in writing by the Commissioner. Unless otherwise specified in writing by the Commissioner, the supplemental plan and schedule shall be submitted for the Commissioner’s review and written approval on or before thirty days after notice for the Commissioner that they are required.

n.         On a schedule established by the Commissioner or, if no such schedule is established, on a quarterly basis beginning no later than ninety days after initiation of the approved remedial actions or, as applicable, supplemental remedial actions, Respondents shall submit for the Commissioner’s review and written approval a report describing the results to date of the monitoring program to determine the effectiveness of the remedial actions.

o.         Respondents may, by written request, ask that the Commissioner approve, in writing, revisions to any document approved hereunder in order to make such document consistent with law or for any other appropriate reason.

2.        Progress reports. On or before the last day of each month following issuance of this order and continuing until all actions required by this order have been completed as approved and to the Commissioner’s satisfaction, Respondents shall submit a progress report to the Commissioner describing the actions which Respondents have taken to date to comply with this order.

3.        LEP Oversight. The Commissioner may at any time notify Respondents in writing that an LEP may complete the remaining investigation and remediation activities and verify to the Commissioner that the Site investigation has been performed in accordance with prevailing standards and guidelines and that the parcel has been remediated in accordance with the RSRs. Upon any such notification from the Commissioner to Respondents the Respondents shall contract with an LEP for such services and shall confirm to the Commissioner within 30 days of any such notice the name of the LEP that will oversee the work and submit a verification. Any such notice from the Commissioner to the Respondents may include a schedule for the remaining investigation and/or remediation, and may such schedule shall be binding on Respondents. All notifications and submittals required to be provided to the Commissioner pursuant to paragraphs B. 1 .a. through B. 1 .o. will continue to be made and submitted in accordance with paragraph B.20.

4.        Full compliance. Respondents shall not be considered in full compliance with this order until all actions required by this order have been completed as approved and to the Commissioner’s satisfaction.

5.        Sampling.  All sampling shall be performed in accordance with procedures specified or approved in writing by the Commissioner, or, if no such procedures have been specified or approved, in accordance with most recent final version of the U. S. Environmental Protection Agency publication SW-846, entitled “Test Methods for Evaluating Solid Waste, Physical/Chemical Methods,” the most recent final version of the Department’s “Site Characterization Guidance Document,” and relevant policies and guidelines issued by the Commissioner.

6.        Sample analyses.  All sample analyses which are required by this order and all reporting of such sample analyses shall be conducted by a laboratory certified by the Connecticut Department of Public Health and approved to conduct such analyses.

The Reasonable Confidence Protocols shall be used when there is a method published by Department. In all cases where the Reasonable Confidence Protocol method is used, a properly completed laboratory QA/QC certification form, certified by the laboratory shall be provided to the Commissioner with the analytical data.

In cases where a Reasonable Confidence Protocol method has not been published, the analytical data shall be generated using a method approved by the Commissioner, such method shall include and report a level of quality control and documentation equivalent to the Reasonable Confidence Protocols.

The reporting limit shall be established consistent with the Reasonable Confidence Protocols and standard industrial and laboratory practices. The Reporting Limit shall not be set at levels greater than those used in such standard practices, as determined by the Commissioner, in consultation with the Commissioner of Public Health and in no case shall be greater than the Applicable Criteria or Background Concentration established in 22a-133k-1 through 22a-133k- 3 of the Regulations of Connecticut State Agencies. The Reporting Limit for a given sample shall be corrected for specific sample weight or volume, and dilutions, and, for soil and sediment samples moisture content (reported as dry weight).

7.        Approvals. Respondents shall use best efforts to submit to the Commissioner all documents required by this order in a complete and approvable form. If the Commissioner notifies Respondents that any document or other action is deficient, and does not approve it with conditions or modifications, it is deemed disapproved, and Respondents shall correct the deficiencies and resubmit it within the time specified by the Commissioner or, if no time is specified by the Commissioner, within 30 days of the Commissioner’s notice of deficiencies. In approving any document or other action under this order, the Commissioner may approve the document or other action as submitted or performed or with such conditions or modifications as the Commissioner deems necessary to carry out the purposes of this order. Nothing in this paragraph shall excuse noncompliance or delay.

8.        Definitions. As used in this order, “Commissioner” means the Commissioner or a representative of the Commissioner.

9.        Dates. The date of “issuance” of this order is the date the order is deposited in the U.S. mail or personally delivered, whichever is earlier. The date of submission to the Commissioner of any document required by this order shall be the date such document is received by the Commissioner. The date of any notice by the Commissioner under this order, including but not limited to notice of approval or disapproval of any document or other action, shall be the date such notice is deposited in the U.S. mail or is personally delivered, whichever is earlier. Except as otherwise specified in this order, the word “day” as used in this order means calendar day. Any document or action which is required by this order to be submitted or performed by a date which falls on a Saturday, Sunday or a Connecticut or federal holiday shall be submitted or performed by the next day which is not a Saturday, Sunday or Connecticut or federal holiday.

10.      Certification of documents. Any document, including but not limited to any notice, which is required to be submitted to the Commissioner under this order shall be signed by Respondents or, if a Respondent is not an individual, by such Respondent’s chief executive officer or a duly authorized representative of such officer, as those terms are defined in §22a-430-3(b)(2) of the Regulations of Connecticut State Agencies, and by the LEP(s) or other individual(s) responsible for actually preparing such document, and Respondents or Respondent(s)’ chief executive officer and each such individual shall certify in writing as follows:

“I have personally examined and am familiar with the information submitted in this document and all attachments thereto, and I certify, based on reasonable investigation, including my inquiry of those individuals responsible for obtaining the information, that the submitted information is true, accurate and complete to the best of my knowledge and belief. I understand that any false statement made in the submitted information is punishable as a criminal offense under §53a-157b of the Connecticut General Statutes and any other applicable law.”

11.      False statements. Any false statement in any information submitted pursuant to this order is punishable as a criminal offense under §53a-157b of the Connecticut General Statutes and any other applicable law.

12.      Notice of transfer; liability of Respondents. Until Respondents have fully complied with this order, Respondents shall notify the Commissioner in waiting no later than 15 days after transferring all or any portion of the facility, the operations, the Site or the business which is the subject of this order or after obtaining a new mailing or location address. Respondents’ obligations under this order shall not be affected by the passage of title to any property to any other person or municipality.

13.      Commissioner’s powers. Nothing in this order shall affect the Commissioner’s authority to institute any proceeding or take any other action to prevent or abate violations of law, prevent or abate pollution, recover costs and natural resource damages, and to impose penalties for past, present, or future violations of law. If at any time the Commissioner determines that the actions taken by Respondents pursuant to this order have not successfully corrected all violations, fully characterized the extent or degree of any pollution, or successfully abated or prevented pollution, the Commissioner may institute any proceeding to require Respondents to undertake further investigation or further action to prevent or abate violations or pollution.

14.      Respondents’ obligations under law. Nothing in this order shall relieve Respondents of other obligations under applicable federal, state and local law.

15.      No assurance bv Commissioner. No provision of this order and no action or inaction by the Commissioner shall be construed to constitute an assurance by the Commissioner that the actions taken by Respondents pursuant to this order will result in compliance or prevent or abate pollution.

16.      Access to site. Any representative of the Department of Energy and Environmental Protection may enter the facility or the Site without prior notice for the purposes of monitoring and enforcing the actions required or allowed by this order.

17.      No effect on rights of other persons. This order neither creates nor affects any rights of persons or municipalities that are not parties to this order.

18.      Notice to Commissioner of changes. Within 15 days of the date Respondents become aware of a change in any information submitted to the Commissioner under this order, or that any such information was inaccurate or misleading or that any relevant information was omitted, Respondents shall submit the correct or omitted information to the Commissioner.

19.      Notification of noncompliance. In the event that Respondents or any one or more of them become aware that they did not or may not comply, or did not or may not comply on time, with any requirement of this order or of any document required hereunder, the Respondents shall immediately notify by telephone the individuals identified in the next paragraph and shall take all reasonable steps to ensure that any noncompliance or delay is avoided or, if unavoidable, is minimized to the greatest extent possible. Within five (5) days of the initial notice, Respondents shall submit in writing the date, time, and duration of the noncompliance and the reasons for the noncompliance or delay and propose, for the review and written approval of the Commissioner, dates by which compliance will be achieved, and Respondents shall comply with any dates which may be approved in writing by the Commissioner. Notification by Respondents shall not excuse noncompliance or delay, and the Commissioner’s approval of any compliance dates proposed shall not excuse noncompliance or delay unless specifically so stated by the Commissioner in writing.

20.      Submission of documents. Any document required to be submitted to the Commissioner under this order shall, unless otherwise specified in this order or in writing by the Commissioner, be directed to:

Gary Trombly Jr.
Department of Energy and Environmental Protection
Storage Tank & PCB Enforcement Unit
79 Elm Street
Hartford, Connecticut 06106

And

Craig Bobrowiecki
Department of Energy and Environmental Protection
Remediation Division
79 Elm Street
Hartford, Connecticut 06106

21.      Joint and several liability. Respondents shall be jointly and severally liable for compliance with this order.

Issued as an order of the Commissioner of Energy and Environmental Protection.

4/5/13
Macky McCleary	Date
Deputy Commissioner

Order # AOWSPCB 13-001
Certified Mail RRR
City of New Haven Land Records